EXECUTION VERSION

EQUITY REGISTRATION RIGHTS AGREEMENT

DATED AS OF JANUARY 11, 2008

BY AND BETWEEN

CHINA MOBILE MEDIA TECHNOLOGY INC.

AND

ABAX LOTUS LTD.

THIS EQUITY REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of January 11, 2008, by and between (i) China Mobile Media Technology Inc., a Nevada corporation (the “Company”) and (ii) Abax Lotus Ltd. (“Abax”, the “Purchaser”).

RECITALS

WHEREAS, this Agreement is made pursuant to the Securities Purchase Agreement, dated as of December 28, 2007, by and among the Company, the Purchaser and the other parties thereto (the “Purchase Agreement”), pursuant to which the Purchaser has agreed to purchase up to RMB170,000,000 in an aggregate principal amount of the Guaranteed Senior Notes due 2014 (the “Notes”) of Magical Insight Investments Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of the Company, and six-year warrants to purchase a total of 12,000,000 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) at an exercise price of $2.00 per share, pursuant to the Purchase Agreement and the Warrant Agreement.

WHEREAS, in consideration of Purchaser’s entering into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Purchaser set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

The parties hereby agree as follows:

SECTION 1.	DEFINITIONS.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate”: As defined in Rule 144 of the Securities Act.

“Closing Date”: The date hereof.

“Common Stock”: As defined in the Recitals.

“Company”: As defined in the Preamble.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Existing Registration Rights” means that certain registration rights granted under (i) agreement dated February 8, 2007 by and among General Components, Inc. and the purchasers defined therein and (ii) the Subscription Agreement dated June 15, 2007 by and among Hi-Tech Wealth Inc. and the subscribers identified therein.

“Holder”: Any Person who holds Warrants or Registrable Securities. A Person is deemed to be a Holder whenever such Person owns Warrants or Registrable Securities or has the right to acquire such Registrable Securities by exercising Warrants held by such Person, whether or not such acquisition has actually been effected.

“Indemnified Party”: As defined in Section 7 hereof.

“Inspectors”: As defined in Section 3 hereof.

“Liquidated Damages Period”: As defined in Section 4 hereof.

“Notes”: As defined in the Recitals.

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principals’ Shares”: The Common Stock or other securities that any Holder may acquire directly or indirectly from any of Gain Thousand Limited, Develop Good International Limited or Brightcenter Group Limited, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split or combination of such Common Stock.

“Prospectus”: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as supplemented by any prospectus supplement, and all material incorporated by reference into such prospectus.

“Purchase Agreement”: As defined in the Recitals.

“Purchaser”: As defined in the Recitals.

“Recommencement Date”: As defined in Section 5 hereof.

“Registrable Securities”: At any time, any of (i) the Warrant Shares (whether or not the related Warrants have been exercised), (ii) Principals’ Shares and (iii) any other securities issued or issuable with respect to any Warrant Shares or Principals’ Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (b) such securities have been sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities may be sold without restriction under Rule 144 (or successor rule), including following the existence of any cashless exercise provision of the Warrants, (d) such securities shall have been otherwise transferred by the Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (e) such securities shall have ceased to be outstanding.

“Registration Default”: As defined in Section 4 hereof.

“Registration Statement”: Any registration statement of the Company relating to the registration for resale of Registrable Securities (in an amount permissible under the Rule 415 Interpretive Position) that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

“Rule 415”: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 415 Interpretative Position”: The then-current interpretation of the staff of the SEC regarding the availability of Rule 415 for continuous or delayed offerings of securities for the account of selling securityholders.

“SEC”: The Securities and Exchange Commission.

“Securities Act”: The Securities Act of 1933, as amended.

“Shelf Registration”: As defined in Section 2 hereof.

“Suspension Notice”: As defined in Section 5 hereof.

“Warrant Agreement”: The Warrant Agreement dated the Closing Date by and between the Company and The Hongkong and Shanghai Banking Corporation, as Warrant Agent.

“Warrant Shares”: The Common Stock or other securities that any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split or combination of such Common Stock as provided for in the Warrant Agreement.

“Warrants”: The warrants of the Company issued and sold pursuant to the Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

SECTION 2.	FILING OF REGISTRATION STATEMENT.

(a) Subject solely to the limitation set forth in Section 7(c) of the Existing Registration Rights Agreement, as soon as reasonably practicable after the Closing Date, the Company shall prepare and cause to be filed with the SEC pursuant to Rule 415 a Registration Statement on the appropriate form relating to resales of all Registrable Securities (the “Shelf Registration”) provided, that the Company shall only be required to register registrable securities up to an amount permitted to be registered by the SEC pursuant to the Rule 415 Interpretive Position. The Company shall use its best efforts to cause any such Registration Statement to be declared effective by the SEC as soon as reasonably practicable and no later than June 9, 2008. In the event any Registrable Securities are excluded from the Registration Statement due to the Rule 415 Interpretative Position, the Registrable Securities to be excluded shall be allocated among all Holders on a pro rata basis based on the total number of Registrable Securities proposed to be included in such Registration Statement.

To the extent necessary to ensure that the Registration Statement is available for sales of Registrable Securities by the Holders thereof entitled to the benefit of this Section 2(a), the Company shall use its reasonable best efforts to keep any Registration Statement required by this Section 2(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 2(a) hereof and in conformity with the requirements of this Agreement, the Securities Act and the rules and regulations of the SEC promulgated thereunder from time to time (including (A) preparing and filing with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and complying fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement), until the date when all Registrable Securities covered by the Registration Statement (i) have been sold pursuant thereto or (ii) may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

(b) No Holder may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes in writing to the Company within 10 business days of a request therefor, such information as is requested by the Company regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder, as shall be reasonably required (but in no event shall such information provided be less than the information required by Regulation S-K and other applicable SEC rules, regulations and interpretations or such as is requested by the staff of the SEC pursuant to any comment letter with respect to the Registration Statement) to effect the registration of such Registrable Securities. Each selling Holder agrees to promptly furnish (but in no event more than 5 business days following the Company’s request) additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall not have any obligation to include in a Registration Statement Registrable Securities held by a Holder that does not furnish the information requested by the Company pursuant to this Section 2(b).

(c) The Company shall be deemed not to have used its reasonable best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or this Agreement.

SECTION 3.	REGISTRATION PROCEDURES.

In connection with the Shelf Registration, the following provisions shall apply:

(a) The Company shall (i) furnish to the Holders, prior to the filing thereof with the SEC, an electronic copy of the Registration Statement and each amendment thereof (and if a Holder so requests in writing, an electronic copies of all documents incorporated therein by reference) and each supplement, if any, to the Prospectus, which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which Holders of a majority of the Registrable Securities shall reasonably object within two business days after the receipt thereof; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Registration Statement as selling securityholders. A Holder’s objection shall be deemed to be a reasonable objection to such filing if such Registration Statement, amendment, related Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Securities Act.

(b) The Company shall give written notice to the Holders:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d) The Company shall furnish to each Holder, without charge, at least one electronic copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and if the Holder so request in writing, all exhibits thereto (including those, if any, incorporated by reference) after the filing of such documents with the SEC.

(e) The Company shall, during the period which the Registration Statement is effective, deliver to each Holder an electronic copy of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the Holders in connection with the offering and sale of Registrable Securities except after the giving of any notice pursuant to Sections 3(b)(ii)-(v).

(f) Prior to any public offering of the Registrable Securities pursuant to any Registration Statement the Company shall use commercially reasonable efforts to register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in more than a nominal amount in any jurisdiction where it is not then so subject.

(g) If requested by the Holders, the Company shall cooperate with the Holders or underwriters to facilitate the preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall as promptly as reasonably possible prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Registrable Securities and provide The Depository Trust Company with printed certificates for the Registrable Securities, in a form eligible for deposit with The Depository Trust Company.

(j) Use its commercially reasonable efforts to cause all such Registrable Securities to be quoted on Nasdaq (if the Common Stock is so quoted), and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(k) Upon their execution of commercially customary confidentiality agreements for securities offerings, the Company will make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent retained by any Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

(l) If requested by the managing underwriter or underwriters or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, each selling Holder and the Company agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(m) Cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with or any other securities exchange and/or the Financial Industry Regulatory Authority;

(n) The Company will comply with all applicable rules and regulations of the SEC and make available to its security holders, within the required time periods, an earning statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto.

(o) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form, which may include customary indemnification provisions) and take all such other action, if any, in order to facilitate the disposition of the Registrable Securities pursuant to the Shelf Registration, including (i) supporting any Holder’s efforts to execute block trades with institutional buyers, (ii) making appropriate members of senior management of the Company reasonably available (subject to consulting with them in advance as to schedule) for customary participation in telephonic, in-person conferences or “road show” presentations to potential investors, (iii) obtaining customary opinions of counsel to the Company or comfort letters from the Company’s independent auditors and (iv) delivering copies of Prospectuses as may be requested by the managing underwriter or underwriters.

SECTION 4. REGISTRATION DEFAULT.

(a) The Company agrees that, in the event that (i) the Registration Statement has not been declared effective by the SEC on or before July 11, 2008, or (ii) if effectiveness of the Registration Statement is suspended at any time other than pursuant to a Suspension Notice while any Registrable Securities remain outstanding (each, a “Registration Default”, and July 11, 2008 or the time when the Registration Statement is suspended, as the case may be, the “Registration Default Date”), the Company shall pay an aggregate of $80,000 to the Holders for each thirty-day period after such Registration Default Date until July 11, 2009 during which the Registration Default remains uncured, and thereafter the Company shall pay an aggregate of $500,000 to the Holders for each six-month period (such six-month period or thirty-day period, the “Liquidated Damages Period”) until June 30, 2014 during which the Registration Default remains uncured; each such cash payment shall be made on a pro rata basis in accordance with each Holder’s percentage holding of the then outstanding Registrable Securities and, in the case of amounts accruing after July 11, 2009 shall be payable on the last day of such six-month period; provided, however, that if a Holder fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Holder as set forth herein, then the Registration Default Date as to such Holder shall be extended until five (5) business days following the date of receipt by the Company of such required information; provided further that the amount payable to any Holder hereunder for any partial Liquidated Damages Period shall be prorated for the number of actual days during such Liquidated Damages Period during which a Registration Default remains uncured.

(b) The Company shall deliver said cash payment to the Holders by the seventh business day after the Registration Default and for any subsequent Liquidated Damages Period, the Company shall make said cash payment no later than the seventh business day after the end of each such monthly Liquidated Damages Period. If the Company fails to pay said cash payment to the Holders in full by the seventh business day after the Registration Default or the end of such Liquidated Damages Period, as the case may be, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holders, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

SECTION 5.	LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS.

The obligations of the Company described in Section 2 of this Agreement are subject to each of the following limitations, conditions and qualifications:

(a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of effectiveness of, or suspend the right of any Holder to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it under the registration covenants described in Section 2 hereof; provided, however, that the duration of such postponement or suspension may not exceed 90 days in any 365-day period. Such postponement or suspension may be effected only if (i) (A) an event or circumstance occurs and is continuing as a result of which such Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and (B)(1) the Company determines in its good faith judgment that the disclosure of the event at that time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction or development that has not yet been publicly disclosed or (ii) the Company shall have received a notice referred to Sections 3b(ii)-(iv) hereof. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, a Registration Statement it shall, as promptly as possible, notify the Holders of such determination (in each case, a “Suspension Notice”). Upon receipt of such Suspension Notice, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(h) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice.

(b) The Company’s obligations shall be subject to the obligations of the Holders to furnish all information and materials and to take any and all actions as may be required under federal and state securities laws and regulations (including any comments issued by the SEC staff with respect to the Registration Statement or the matters related thereto) to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

SECTION 6.	REGISTRATION EXPENSES.

(a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Registrable Securities and printing of prospectuses), messenger and delivery services and telephone usage;

(iv) all fees and expenses customarily paid by an issuer in connection with an underwritten offering (which shall include reasonable legal fees and disbursements payable to one counsel for all of the Holders, if appointed, but in no event including any expenses in connection with any “roadshow” or similar expenses);

(v) all fees and disbursements of counsel for the Company;

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance); and

(vii) all other reasonable out-of-pocket expenses of any Holder which are customarily paid by an issuer.

(b) The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 7.	INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party (as defined in Section 7(c) below) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, (i) that the Company shall not be liable (A)in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder or such Holder’s proposed method of distribution of Registrable Securities and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; (B) in the case of an occurrence of an event of the type specified in Section 3(b)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective; and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that the Prospectus was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

(b) Each Holder of the Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company and each other Holder and each Person, if any, who controls the Company or any such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, such other Holder or any such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only (i) to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder or such Holder’s proposed method of distribution of Registrable Securities and furnished to the Company by or on behalf of such Holder specifically for inclusion therein or (ii) in the case of an occurrence of an event of the type specified in Section 3(b)(ii)-(v), as a result of the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company and each such other Holder for any legal or other expenses reasonably incurred by the Company, such other Holder or any such controlling Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, such other Holder or any such controlling Persons. No Holder shall be liable under this Section 7(b) for any amounts exceeding the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement giving rise to the indemnification obligation.

(c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 7(a) or (b) (any such Person, an “Indemnified Party”) under this Section 7 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party unless the indemnifying party is materially prejudiced. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 7 for any legal expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the sale of the Registrable Securities by the Holders, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law or not applicable as where the Company is the indemnifying party and no securities are sold by the Company in the transaction which is the subject of the action or proceeding, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 7(d), the Holders of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 7 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

SECTION 8.	RULE 144.

The Company shall use its best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 9.	MISCELLANEOUS.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the Closing Date. Notwithstanding anything to the contrary herein, the registration rights granted herein are subordinated in all respects to the registration rights granted pursuant to the Existing Registration Rights, including with respect to the timing, inclusion and priority of the amount of securities so registered. For the avoidance of doubt, the liquidated damages payable by the Company in the event of Registration Default shall not be affected by the subordination as mentioned in the prior sentence, except that the Registration Default is occurred as a result of the delay in or failure to obtain the effectiveness of the registration statement in form SB-2 filed with the U.S. Securities and Exchange Commission on September 20, 2007 (Registration No. 333-144283) due to the interpretation of the staff of the U.S. Securities and Exchange Commission that Rule 415 is not available for continuous or delayed offerings of securities for the account of selling security-holders.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consent.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Company or Warrant Agent.

(2) if to the Company, at its address as follows:

China Mobile Media Technology Inc.
9th Floor, Block C, Intell-Center
No.18 Zhongguancun East Road
Haidian District
Beijing, China 100083
Attention: Chief Financial Officer
Facsimile No.: +86 10 8260 1927

with a copy to:

Loeb & Loeb LLP
345 Park Avenue, New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Facsimile No.: +1 212 202 7829

(3) if to the Purchaser, at its address as indicated on Schedule I to the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit the Company, the Holders and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Purchaser shall also be for the benefit of and enforceable by any subsequent Holder, subject to the terms and conditions contained in this Agreement. The Purchaser and any Holder shall provide written notice to the Company of any assignment of their rights hereunder or any transfer of Registrable Securities which are entitled to such rights under the terms of this Agreement; provided that the failure to provide such notice shall not affect any such rights of the Purchaser or any Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Business Combinations. Without the prior written consent of the Holders, the Company shall not consolidate with or enter into any merger, consolidation or other business combination transaction (for the purposes of this Section 9(k), a “business combination”) with another Person (whether or not the Company is the surviving entity) or sell, transfer or distribute all or substantially all of its assets, whether in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons or permit any of its subsidiaries to enter into any such transaction or transactions, where the business combination or sale, transfer or distribution involves the payment by any Person of any securities to, or the exchange by any Person of any securities with, the Company or any holders of Common Stock of the Company, unless the issuer of such securities agrees to be bound by the terms of this Agreement with Holders relating to such securities or otherwise enters into a new registration rights agreement which shall contain terms substantially similar to this Agreement and shall otherwise be in a form satisfactory to the Holders.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligation of any other Holder hereunder. Nothing contained herein or in any other agreement of document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHINA MOBILE MEDIA TECHNOLOGY INC.

By:
Name:
Title:

ABAX LOTUS LTD.

By:_________________________________
Name:
Title: Authorized Signatory

[SIGNATURE PAGE TO EQUITY REGISTRATION RIGHTS AGREEMENT]